Exhibit 99.(h)(ii)(B)

AMENDED AND RESTATED EXHIBIT A

THIS AMENDED AND RESTATED EXHIBIT A, dated as of December 31, 2018, is Exhibit A to that certain Administration and Accounting Services Agreement dated as of July 19, 2007, between The Bank of New York Mellon (as assigned from BNY Mellon Investment Servicing (US) Inc. on or about June 30, 2017) and FundVantage Trust.

FUNDS

Arabesque Systematic Fund (formerly, Arabesque Systematic International Fund

(effective April 21, 2017 but not currently offered)

Arabesque Systematic USA Fund

DuPont Capital Emerging Markets Debt Fund

DuPont Capital Emerging Markets Fund

EIC Value Fund

Gotham Absolute 500 Core Fund

Gotham Absolute 500 Fund

Gotham Absolute Return Fund

Gotham Defensive Long 500 Fund

Gotham Defensive Long Fund

Gotham Enhanced 500 Core Fund

Gotham Enhanced 500 Fund

Gotham Enhanced Return Fund

Gotham Enhanced S&P 500 Index Fund

Gotham Hedged Core Fund

Gotham Hedged Plus Fund

Gotham Enhanced Index Plus Fund

Gotham ESG Large Value Fund

(effective on or about December 28, 2018)

Gotham Index Plus All-Cap Fund)

Gotham Index Plus Fund

Gotham Institutional Value Fund

Gotham Master Index Plus Fund

Gotham Master Neutral Fund

Gotham Neutral 500 Fund

Gotham Neutral Fund

Gotham Short Strategies Fund

Gotham Total Return Fund

Gryphon International Equity Fund

(effective on or about March 1, 2019)

Lateef Focused Growth Fund

Mount Lucas U.S. Focused Equity Fund

Pacific Capital Tax-Free Securities Fund

Pacific Capital Tax-Free Short Intermediate Securities Fund

Pacific Capital U.S. Government Money Market Fund

Polen Global Growth Fund

Polen Growth Fund

Polen International Growth Fund

Polen International Small Company Growth Fund

(effective on or about December 31, 2018)

Polen U.S. Small Company Growth Fund

Private Capital Management Value Fund

Quality Dividend Fund

Sirios Long/Short Fund

SkyBridge Dividend Value Fund

TOBAM Emerging Markets Fund

Verplanck Balanced Fund

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Exhibit A to be executed by their officers designated below effective as of the date and year first above written.

THE BANK OF NEW YORK MELLON

By:	/s/ Dorothy R. McKeown
Name:	Dorothy R. McKeown
Title:	Director
Date:	1/2/2019

FUNDVANTAGE TRUST

By:	/s/ Joel Weiss
Name:	Joel Weiss
Title:	President and CEO
Date:	January 2, 2019

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